EXHIBIT 99.2


       RYDER STUDENT TRANSPORTATION SERVICES, INC. RETIREMENT/SAVINGS PLAN
                 ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                                DECEMBER 31, 1997


                                             NUMBER OF      COST OF      NUMBER OF      PROCEEDS          COST OF         REALIZED
                                             PURCHASES     PURCHASES       SALES        FROM SALE       ASSETS SOLD         GAIN
                                             ---------    ----------     ---------     ----------       -----------      ---------
Fidelity U.S. Equity-Income Fund                 87        1,979,139        --               --               --               --
Fidelity Emerging Growth Fund                    86        1,479,652        --               --               --               --
Fidelity Diversified International Fund          82          876,911        --               --               --               --

                                       18